Exhibit 99.1

Genesis Growth Tech Acquisition Corp. Announces the Separate Trading of its Class A
Ordinary Shares and Warrants Commencing January 31, 2022

NIDWALDEN, Switzerland, January 31, 2022--Genesis Growth Tech Acquisition Corp. (Nasdaq: GGAAU) (the “Company”) announced that, commencing January 31, 2022, holders of the Company’s units may elect to separately trade the Class A ordinary shares and warrants included in the units. Any units not separated will continue to trade on The Nasdaq Global Market (the “Nasdaq”) under the symbol “GGAAU,” and the separated Class A ordinary shares and warrants are expected to trade on the Nasdaq under the symbols “GGAA” and “GGAAW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Unitholders will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

The units were initially offered by the Company in an underwritten offering. Nomura Securities International, Inc. acted as sole book-running manager of the offering. A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission (the “SEC”) on December 8, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Company Contact:
Eyal Perez
Chief Executive Officer, Genesis Growth Tech Acquisition Corp.
ep@genfunds.com